SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 9, 2002



                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                     0-19278                   13-3357370
      (State or other          (Commission file Number)            (IRS
jurisdiction of incorporation)                               Identification No.)



                    51 James Way, Eatontown, New Jersey 07724
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code (732) 542-2800


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                              Item 5. Other Events

Osteotech, Inc. announced today that it has entered into agreements to sell 2.8 million shares of its Common Stock at a price of $6.25 per share ($17.5 million in the aggregate) to a small group of institutional investors in a private placement transaction referred to as a PIPE transaction. The 2.8 million shares represents approximately 19.8% of the outstanding shares of Osteotech's Common Stock immediately preceding the transaction.

The closing of the PIPE transaction is subject to registration of the shares for resale with the Securities and Exchange Commission ("SEC") in a shelf registration no later than July 18, 2002 and the funds from the initial sale of the shares in the PIPE transaction will become available to the Company immediately prior to the time the shelf registration statement becomes effective.

The proceeds from the sale of the shares will be used for general corporate purposes, including support for our continuing efforts to expand our tissue supply, the continued development of new technologies, such as our plexus technology, the development and market introduction of new products, implementation of new processing techniques and for working capital to support the continued growth of our business.

The securities being sold in the private placement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Certain statements made throughout this press release that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2001 and the Quarterly Report on Form 10-Q for the first quarter of 2002) filed with the Securities and Exchange Commission.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 9, 2002

                                                    OSTEOTECH, INC.
                                         ---------------------------------------
                                                     (Registrant)


                                         By:   /s/ Michael J. Jeffries
                                             -----------------------------------
                                             MICHAEL J. JEFFRIES
                                             Executive Vice President,
                                             Chief Financial Officer
                                             (Principal Financial Officer
                                             and Principal Accounting Officer)